UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 24, 2012

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PHI Group Inc.

(Exact name of registrant as specified in its charter)

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Neveda	002-78335	90-0114535
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

7251 W. Lake Mead Blvd., Suite 300, Las Vegas, NY 891285
(Address of Principal Executive Offices) (Zip Code)

(702)475-5430
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item	1.01 Entry into a Material Definitive Agreement

On or about December 29, 2012 and effective December 24, 2012, PHI Group, Inc. (the “Company”) entered into an agreement to purchase seventy-percent (70%) of equity ownership (the “Acquired Assets”) in PT Tambang Sekarsa Adadaya (“TSA”), an Indonesian company, which owns a 9,690-hectare coal concession purportedly with 71,038,925 MT measured coal resources and 205,334,343 MT indicated coal resources in West Sulawesi, Indonesia. According to the Agreement of Purchase and Sale (the “Agreement”) among TSA, the majority shareholder(s) owning at least seventy percent of TSA’s equity (the “Majority Shareholders”), and the Company, PHI Group will issue a total of $5,250,000 in PHI Group’s restricted common stock based on the twenty-day average closing price immediately prior to the issuance of such shares to the Majority Shareholders as a deposit for the purchase seven business days following the signing of the Agreement and will pay $5,250,000 in cash to the Majority Shareholders ten business days following the satisfactory legal, technical, financial and other due diligence of TSA and the Acquired Assets. Subject to satisfactory results of the due diligence to be performed by independent professionals, TSA and the Company expect to close the contemplated transaction in the latter part of March 2013, unless an extension of such closing is agreed in writing by all the parties involved.

Item	9.01(d) Financial Statement and Exhibits

(d) Exhibits:

Exhibit Number	Description
99.1	Exhibit 99.1 Press Release dated January 3 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHI GROUP, INC.

Date: January 7, 2013	PHI Group, Inc
	By	/s/ Henry D. Fahman
Name: Henry D. Fahman Title: Chairman and CEO